Exhibit 5.1




                                February 12, 2001


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

Board of Directors
RateXchange Corporation
185 Berry Street, Suite 3515
San Francisco, CA  94017

Gentlemen:

                  We are acting as special counsel to RateXchange Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the resale of up to 497,000 shares of the Company's common stock, par value $.0001 per share, all of which shares (the "Shares") are to be sold by selling stockholders of the Company. Of these Shares, 347,000 shares are issued and outstanding on the date hereof and held of record by Interra Ventures, Talisman Capital Opportunity Fund, Ultimate Markets, Inc., Paul Kalia, Valeriy Arzumanov, Mohammad Khadar and William Wheeler (the "Issued Shares") and 150,000 shares are issuable upon the exercise of outstanding warrants ("Warrants") held by Interra Ventures and Talisman Capital Opportunity Fund (the "Warrant Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
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                  3.       The Amended and Restated  Bylaws of the  Company,  as
                           amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  4. Resolutions of the Board of Directors of the Company adopted by unanimous written consent dated February 8, 2000, at a meeting held on July 12, 2000 and by electronic consent dated as of January 4, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  5.       Executed  copies  of the  Warrants  covering  a total
                           150,000 Warrant Shares entered into with Talisman Capital Opportunity Fund and Interra Ventures and dated as of October 12, 2000 and November 20, 2000, respectively.

                  6. A certificate of certain officers of the Company, dated the date hereof, as to certain facts relating to the Company.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that (a) the Issued Shares are validly issued, fully paid and nonassessable and (b) when issued upon exercise and in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                  Very truly yours,

                                                  /s/ HOGAN & HARTSON L.L.P.

                                                  HOGAN & HARTSON L.L.P.